UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 5, 2013

Revel AC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-183492	27-4853856
(Commission File Number)	(IRS Employer Identification No.)

500 Boardwalk Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

(609) 572-6065

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2013, Revel AC, Inc. (the “Company”) entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement, dated as of May 3, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 27, 2012, that certain Second Amendment to Credit Agreement, dated as of December 20, 2012, and that certain Third Amendment to Credit Agreement, dated as of January 30, 2013, the “Revolving Credit Agreement,” and as amended by the Fourth Amendment, the “Amended Revolving Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

The Company continues to be required to maintain a sum of the unused revolving commitments plus the lesser of (1) $5,000,000 and (2) cash and cash equivalents (excluding cage cash and certain other escrow or blocked accounts) that is greater than the sum of the Minimum Liquidity Thresholds (as defined below) and certain reserves associated with amenities capital expenditures. The Fourth Amendment amends the Revolving Credit Agreement to change the Minimum Liquidity Thresholds and associated time periods. Pursuant to the Fourth Amendment “Minimum Liquidity Thresholds” means from December 20, 2012 through January 29, 2013, $75,000,000; from January 30, 2013 through February 8, 2013, $66,000,000; from February 9, 2013 through February 12, 2013, $59,000,000; from February 13, 2013 through February 18, 2013, 75,000,000; from February 19, 2013 through April 15, 2013, $50,000,000; from April 16, 2013 through May 15, 2013, $45,000,000; and from May 16, 2013 through July 1, 2013, $20,000,000.

The Fourth Amendment also amends the Revolving Credit Agreement to add an additional “Event of Default.” Pursuant to the Fourth Amendment “failure by the Borrower to continuously retain a financial advisor reasonably acceptable to the Administrative Agent and the Required Lenders with a scope of responsibilities reasonably acceptable to the Administrative Agent and the Required Lenders (it being agreed by the Administrative Agent and the Required Lenders that the retention and scope of work (in effect as of the Fourth Amendment Effective Date) of Alvarez & Marsal North America LLC, is acceptable to the Administrative Agent and the Required Lenders) (the “Financial Advisor”), subject to review and approval by applicable Gaming Authorities as and to the extent required under applicable gaming laws and regulations, or (ii) failure by the Borrower to cooperate with the Financial Advisor in the performance of its duties within the scope of its responsibilities, or interference by the Borrower with the Financial Advisor in the performance of its duties within the scope of its responsibilities, in each case as reasonably determined by the Administrative Agent or the Required Lenders after consultation with the Financial Advisor” shall be an Event of Default. Capitalized terms used herein without definition shall have the same meanings as set forth in the Amended Revolving Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the Fourth Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Certain lenders and agents under the Amended Revolving Credit Agreement, and certain of their respective affiliates, have performed investment banking, commercial lending and advisory services for the Company and its affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amendment to Revolving Credit Agreement, dated as of February 5, 2013, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEL AC, INC.

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: February 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Revolving Credit Agreement, dated as of February 5, 2013, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto

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